Exhibit 99.2

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Unaudited Condensed Financial Statements

As of March 31, 2011 and September 30, 2010 and

for the Three and Six Months Ended March 31, 2011

and 2010

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Index

Page

Unaudited Condensed Statements of Operations For the Three and Six Months Ended March 31, 2011 and 2010	1

Unaudited Condensed Balance Sheets March 31, 2011 and September 30, 2010	2

Unaudited Condensed Statements of Cash Flows For the Six Months Ended March 31, 2011 and 2010	3

Notes to Unaudited Condensed Financial Statements	4–8

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Unaudited Condensed Statements of Operations

(in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2011	2010	2011	2010
Revenue	$19,917	$18,180	$39,125	$35,310
Direct costs	9,973	9,038	19,905	18,007

Gross profit	9,944	9,142	19,220	17,303
Selling, general and administrative expenses	3,323	3,218	7,629	6,247

Income from operations	6,621	5,924	11,591	11,056

Income before income taxes	6,621	5,924	11,591	11,056
Income tax provision	2,672	2,400	4,690	4,487

Net income	$3,949	$3,524	$6,901	$6,569

The accompanying notes are an integral part of these unaudited condensed financial statements.

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Unaudited Condensed Balance Sheets

(in thousands)

	March 31, 2011	September 30, 2010
Assets
Current assets
Cash and cash equivalents	$860	$2,590
Accounts receivable, net	9,339	11,091
Prepaid expenses and other current assets	700	579
Deferred tax assets	319	491

Total current assets	11,218	14,751
Noncurrent assets
Property and equipment, net	552	435
Other assets	26	26
Goodwill	179,935	179,935
Intangible assets, net	99,295	103,655

Total assets	$291,026	$298,802

Liabilities and Member’s Equity
Current liabilities
Accounts payable	$520	$260
Accrued salaries and related expenses	975	1,298
Accrued data costs	1,430	1,936
Other current liabilities	675	701

Total current liabilities	3,600	4,195
Noncurrent liabilities
Deferred tax liabilities	12,850	12,179

Total liabilities	16,450	16,374
Commitments and contingencies
Member’s equity	274,576	282,428

Total liabilities and member’s equity	$291,026	$298,802

The accompanying notes are an integral part of these unaudited condensed financial statements.

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Unaudited Condensed Statements of Cash Flows

(in thousands)

	For the Six Months Ended March 31,
	2011	2010
Cash flows from operating activities
Net income	$6,901	$6,569
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization expense	4,428	4,414
Deferred income taxes	843	553
Stock-based compensation expense	166	131
Changes in assets and liabilities:
Accounts receivable	1,752	(357)
Prepaid expenses and other current assets	(121)	162
Other assets	—	13
Accounts payable	260	(454)
Accrued salaries and related expenses	(322)	(263)
Accrued data costs	(506)	17
Other current liabilities	(26)	197

Net cash provided by operating activities	13,375	10,982

Cash flows from investing activities
Expenditures for property and equipment	(185)	(13)

Net cash used in investing activities	(185)	(13)

Cash flows from financing activities
Net transfers to Parent	(14,920)	(10,969)

Net cash used in financing activities	(14,920)	(10,969)

Net decrease in cash and cash equivalents	(1,730)	—
Cash and cash equivalents
Beginning of period	2,590	—

End of period	$860	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Notes to Unaudited Condensed Financial Statements

(in thousands)

1.	Organization

Explore Information Services, LLC (“Explore” or the “Company”) is a wholly-owned, indirect subsidiary of Altegrity, Inc. (the “Parent”). The Parent in turn is a wholly owned, indirect subsidiary of Altegrity Holding Corp., which is owned principally by investment funds affiliated with Providence Equity Partners LLC (“PEP”).

Headquartered in Eagan, Minnesota, Explore is a provider of innovative data and analytics solutions to the property & casualty insurance industry. The Company provides its customers with critical information required to perform a variety of underwriting risk assessment and rating activities in a cost-effective manner.

The Company is the leader in subscription-based driver license and violation monitoring services, maintaining an extensive database of violation information compiled from most of the states in the U.S. Its customers include a majority of the largest property and casualty insurance carriers. The Company also provides additional value-added services to insurance carriers, including notifications of newly licensed drivers and a predictive modeling-based product designed to identify potential violation activity.

Explore’s government solutions provide customized software applications and database integration services for state governments. These information solutions enable states to streamline operations, be more responsive to their constituents and increase their revenue streams.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed financial statements are unaudited and, in the opinion of the Company’s and the Parent’s management, include all adjustments which are of a normal and recurring nature necessary for a fair statement of results of operations, financial position and cash flows of the Company. The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnote disclosures required by GAAP for complete financial statements. Users of financial information produced for interim periods are encouraged to refer to the footnotes contained in the Company’s financial statements for the year ended September 30, 2010. The unaudited condensed balance sheet as of September 30, 2010 was derived from the audited financial statements, but does not include all disclosures required by GAAP. The results of operations for the three and six months ended March 31, 2011, are not necessarily indicative of the results that may be expected for the year ending September 30, 2011, or any other period within fiscal year 2011.

The financial statements have been prepared from the financial statements and accounting records of the Parent using the historical results of operations and historical basis of assets and liabilities of Explore, reflecting the effects of push-down accounting. The accompanying financial statements reflect all assets, liabilities, revenues, expenses and cash flows directly attributable to Explore. The Parent provides certain corporate functional services to Explore and costs associated with these corporate services have been allocated to Explore on various bases, which, in the opinion of the Company’s and the Parent’s management, are reasonable. All significant inter-company balances and transactions are eliminated. However, the financial statements included herein may not

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Notes to Unaudited Condensed Financial Statements

(in thousands)

necessarily reflect Explore’s financial position, results of operations, and cash flows had Explore operated as a stand-alone entity during the periods presented.

The Parent uses a centralized approach to cash management and financing of operations. Surplus cash, regularly transferred to the Parent, has been accounted for as a return of capital. No interest charge from the Parent has been reflected in the accompanying financial statements. The Parent has provided all necessary funding for the operations and investments of Explore and such funding has been accounted for as capital contributions by the Parent. For the three and six months ended March 31, 2011 and 2010, there were no capital contributions made by the Parent.

Recent Accounting Pronouncements

In April 2010, the FASB provided updated guidance related to the recognition of revenue under the milestone method. The objective of the update is to provide guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. The amendments in this update provide guidance on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. A vendor can recognize consideration that is contingent upon achievement of a milestone in its entirety as revenue in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. The Company adopted this guidance on October 1, 2010, on a prospective basis, and it did not have a material impact on the Company’s financial statements.

In October 2009, the FASB revised its guidance related to revenue arrangements with multiple-deliverables. This guidance relates to the determination of when the individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting, and modifies the manner in which the transaction consideration is allocated across the individual deliverables. Also, the guidance expands the disclosure requirements for revenue arrangements with multiple deliverables. The Company adopted this guidance on October 1, 2010, on a prospective basis, and it did not have a material impact on the Company’s financial statements.

In October 2009, the FASB revised its guidance related to certain revenue arrangements that include software elements. This guidance clarifies which accounting guidance should be used for purposes of measuring and allocating revenue for arrangements that contain both tangible products and software, and where the software is more than incidental to the tangible product as a whole. The Company adopted this guidance on October 1, 2010, on a prospective basis, and it did not have a material impact on the Company’s financial statements.

3.	Income Taxes

The effective tax rate for the three months ended March 31, 2011 and 2010 was an expense of 40.4% and 40.5%, respectively. The rates for the three months ended March 31, 2011 and 2010 differ from the Federal statutory rate of 35% primarily due to state taxes and nondeductible expenses.

The effective tax rate for the six months ended March 31, 2011 and 2010 was an expense of 40.5% and 40.6%, respectively. The rates for the six months ended March 31, 2011 and 2010 differ from the Federal statutory rate of 35% primarily due to state taxes and nondeductible expenses.

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Notes to Unaudited Condensed Financial Statements

(in thousands)

Accounting for Uncertainty in Income Taxes

On October 1, 2009, the Company adopted guidance relating to the recognition of income tax benefits for those tax positions determined more likely than not to be sustained upon examination, based on the technical merits of the positions. No contingent tax liabilities were recorded by the Company during the three and six months ended March 31, 2011 and 2010.

4.	Contingencies

Legal Matters

The Company is subject to being made party to litigation, administrative proceedings and claims arising in the normal course of business. In addition, in the ordinary conduct of its business activities, the Company at times receives public and non-public inquiries from federal and state regulatory agencies or bodies charged with overseeing the enforcement of laws and regulations that may relate to the various businesses operated by the Company. The Company routinely responds to such inquiries and requests for information.

As of September 30, 2010, the Company is named as a co-defendant in one civil litigation matter. It is the Company’s policy to accrue for amounts related to such legal matters if it is probable that a liability will be incurred and the amount is reasonably estimable. Although the outcome of any legal proceedings and negotiated resolutions cannot be predicted with certainty and may be materially adverse, based on current information and giving effect to available insurance coverage and other contractual indemnifications, in the opinion of the Company, the ultimate liability of the Company in connection with the following legal proceeding is not expected to have a material adverse effect on the Company’s financial position.

A lawsuit captioned Ryals, et al. v. HireRight Solutions, Inc., Altegrity, Inc., Explore Information Services, LLC and USIS (collectively, the “Altegrity Defendants”), Case No. 3:09cv625, is currently pending in the U.S. District Court for the Eastern District of Virginia. In Ryals, the plaintiffs assert individual and putative class claims alleging violations of the federal Fair Credit Reporting Act. On April 9, 2010, the Company and two of the other Altegrity Defendants filed a Motion to Dismiss and/or Motion for Summary Judgment. On April 13, 2010, the Altegrity Defendants filed a Motion to Transfer Venue of the action to the U.S. District Court for the Northern District of Oklahoma. On April 26, 2010, Plaintiffs filed (i) an Opposition to Motion to Dismiss and/or Motion for Summary Judgment and (ii) a Motion to Continue Determination of Legal Entities. On April 27, 2010, Plaintiffs filed an Opposition to Motion to Transfer. On May 6, 2010, the Altegrity Defendants filed their (i) Reply to Plaintiffs’ Opposition to Defendants’ Motion to Dismiss and/or Motion for Summary Judgment, and (ii) Reply to Plaintiffs’ Opposition to Motion to Transfer. On August 17, 2010, upon Joint Motion of the parties, the court ordered a 60-day stay in the proceedings to enable the parties an opportunity to participate in mediation. Upon joint requests of the parties and Orders entered October 28, 2010, November 24, 2010, and February 16, 2011, the court extended the stay to facilitate mediation discussions. In the aftermath of a mediation session conducted on January 18, 2011, the Plaintiffs and the Altegrity Defendants reached an agreement in principle to resolve the Ryals matter. As a result of this agreement in principle, on February 15, 2011, the pending Motions to Transfer and to Dismiss and/or for Summary Judgment were withdrawn without prejudice. The total agreed amount of the settlement, inclusive of attorneys’ fees and costs of administration, has been accrued on the books of the Parent as a loss contingency as of March 31, 2011. In addition, the Parent has accrued estimated legal and other costs to effect the settlement. Based upon available insurance coverage and other contractual indemnifications, and after giving effect to applicable deductibles, the Parent has recorded receivables for the full amount of this anticipated

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Notes to Unaudited Condensed Financial Statements

(in thousands)

settlement and estimated related costs as of March 31, 2011. The Company does not expect to incur any direct costs or financial impact if this settlement in principle is finalized. The Company, however, is expected to be a party to any final settlement agreement.

5.	Related Parties

Allocated corporate general and administrative expenses included in the accompanying statements of operations include charges for human resources and benefits management, treasury, accounting, internal and external audit, corporate and legal compliance, back office systems and support, tax compliance and planning, risk management and general management oversight provided by the Parent. For the three and six month periods ended in 2010, the costs of these services have been allocated to Explore based on the most relevant allocation method to the services provided, primarily based on a relative percentage of revenue, net book value of property and equipment, and total payroll costs. Human resource and IT costs have been allocated to Explore based on a relative percentage of headcount. For the three and six month periods ended in 2011, the costs of these services have been allocated to Explore based on a relative percentage of revenue. Total fees allocated to Explore and included in selling, general and administrative expenses in the statements of operations were $481 and $288 for the three months ended March 31, 2011 and 2010, respectively, and $1,151 and $499 for the six months ended March 31, 2011 and 2010, respectively.

Explore has incentive plans (“Annual Incentive Plan”) for certain executives and other key employees. The purpose of the Annual Incentive Plan is to provide an incentive and to reward management throughout the Company for achieving certain, pre-established performance targets. The targets used to guide the Annual Incentive Plan approved for the fiscal year are: annual EBITDA (“Earnings before Interest, Taxes, Depreciation and Amortization”), revenue and include certain other goals and incorporate both divisional and corporate goals. EBITDA and revenue goals for participants in the Annual Incentive Plan are established each fiscal year during the annual budget process.

Effective August 21, 2007, the Parent adopted the 2007 Altegrity Holding Corp. Stock Incentive Plan (the “2007 Plan” – formerly known as the USIS Holding Corp. Stock Incentive Plan) under which directors, officers, and other employees determined eligible by the Compensation Committee of the Board of Directors are granted options to purchase shares of the Parent’s common stock. The option price is equal to the fair value of the Parent’s common stock at the date of grant. The options are granted as time-vested options and performance-vested options with no portion of the options being vested upon grant. The time-vested options vest annually over a five-year period. The performance-vested options generally vest based on preset performance goals relating to return on investment. The options have a maximum term of ten years and provide for acceleration of vesting upon a change in control. Stock-based compensation expense is included in selling, general and administrative expenses in the statement of operations.

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Notes to Unaudited Condensed Financial Statements

(in thousands)

On July 30, 2010, the Compensation Committee of the Board of Directors of the Parent modified the provisions pertaining to options granted on or before June 5, 2010 (the “Modified” options). In addition to updating return on investment goals, the modification provides for a portion of the performance-vesting options to be based on adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets (referred to as “Budget-Based”). If the Parent reaches or exceeds the predefined EBITDA targets for the year ending September 30, 2011, 25% of the Modified performance-vesting options will be converted to time-vesting options and will vest in two equal installments on September 30, 2012 and 2013. Similarly, if the Parent reaches or exceeds the predefined EBITDA targets for the year ending September 30, 2012, an additional 25% of the Modified performance-vesting options will be converted to time-vesting options and will vest in two equal installments on September 30, 2013 and 2014. In the event that the predefined EBITDA targets are not met, the options not vested pursuant to the EBITDA performance shall remain outstanding and will continue to be subject to performance-vesting based on return on investment goals (referred to as “Return-Based”). Finally, the modification provides for full vesting of all performance-vesting options in the event of certain exit events occurring on or before the fourth anniversary of the Parent’s acquisition of Kroll, Inc.

6.	Subsequent Events

On April 25, 2011, Altegrity, Inc. entered into a definitive agreement to sell all of the member interests of the Company to Solera Holdings, Inc. for approximately $520 million in cash. The transaction, which is expected to close during the Company’s fourth fiscal quarter ending September 30, 2011, is subject to customary closing conditions.

Management evaluated all activity of the Company through May 13, 2011 (the issue date of the Financial Statements) and concluded that no other subsequent events have occurred that would require recognition or disclosure.